TERM EXTENTION AND SECOND AMENDMENT TO
RESEARCH COLLABORATION
AND LICENSE AGREEMENT

This Term Extension and Second Amendment to Research Collaboration and License Agreement (the “Term Extension and Second Amendment”) is effective as of September 29, 2006 between MERCK SHARP & DOHME LIMITED, whose registered office is at Hertford Road, Hoddesdon, Hertfordshire, EN11 9BU, United kingdom (“MSD”) and NEUROGEN CORPORATION, a Delaware corporation with offices located at 35 Northeast Industrial Road, Branford, CT 06405 (“NEUROGEN”).

BACKGROUND

A.
MSD, NEUROGEN and Merck & Co., Inc. entered into a Research Collaboration and License Agreement dated November 24, 2003, effective December 29, 2003 and amended by Letter Agreement between the Parties confirmed on September 28, 2005 (collectively, the “Agreement”).

B.
Section 11.10 of the Agreement contemplates that the Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties. “Party” is defined as MSD and NEUROGEN if singular or “Parties,” if plural.

C.	MSD wishes to extend the Program Term and the Parties now desire to amend certain terms of the Agreement, as specifically set forth below.

AMENDMENT

NOW, THEREFORE, based on the mutual covenants set forth herein, the Parties agree to be legally bound to the Agreement as extended and amended below:

1.	In accordance with the provisions of Section 2.1(c) MSD hereby gives notice to NEUROGEN that MSD is extending the Initial Term for an additional one (1) year.

2.	Section 2.1 (c) of the Agreement shall be renumbered as Section 2.1 (c) (i) and a new Section 2.1 (c) (ii) is added as follows:

“Notwithstanding 2.1 (c) (i) above, if MSD elects to extend the Program Term for an additional one-year period at the end of the Initial Term, then during such one-year extension, MSD at any time may give Neurogen ninety (90) days advance written notice that MSD is terminating the Program.
All capitalized terms not defined in this Term Extension and Second Amendment shall have the meanings assigned to them in the Agreement.

Except as specifically set forth in this Term Extension and Second Amendment, all other terms and provisions of the Agreement shall remain in full force and effect as set forth therein and the Parties agree to continue to be legally bound to the Agreement as amended herein.

IN WITNESS WHEREOF, the Parties, through their respective authorized representatives, have executed this Term Extension and Second Amendment to be effective as of the date indicated above.

MERCK SHARP & DOHME LTD             NEUROGEN CORPORATION

By: Christopher Round               By: Thomas A. Pitler, PhD

Title: Managing Director              Title: Vice President Business Development

Date: September 28, 2006              Date: September 29, 2006